              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                           FORM 8-K


                        CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): December 17, 1998



            SECURITY NATIONAL FINANCIAL CORPORATION
    (Exact name of registrant as specified in this Charter)



          Utah                       0-9341                  87-0345941
       --------              -----------------------     ----------------
(State or other jurisdiction (Commission File Number       IRS Employer
 of incorporation)                                       Identification No.)



5300 South 360 West, Salt Lake City, Utah                  84123
-----------------------------------------                ---------
(Address of principal executive offices)                 (Zip Code)



Registrant's Telephone Number, Including Area Code:  (801) 264-1060
                                                     --------------




                     Does Not Apply
 ------------------------------------------------------------
 (Former name or former address, if changed since last report)

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ITEM 2.  Acquisition of Consolidare Enterprises, Inc.

      On December 17, 1998, Security National Financial Corporation (the "Company") completed the acquisition of Consolidare Enterprises, Inc., a Florida corporation ("Consolidare") pursuant to the terms of the Acquisition Agreement which the Company entered into on April 17, 1998 with Consolidare and certain shareholders of Consolidare for the purchase of all of the outstanding shares of common stock of Consolidare. Consolidare owns approximately 57.4% of the outstanding shares of common stock of Southern Security Life Insurance Company, a Florida corporation ("SSLIC"), and all of the outstanding shares of stock of Insuradyne Corp., a Florida corporation ("Insuradyne"). SSLIC is a Florida domiciled insurance company with total assets of approximately $82.1 million. SSLIC is currently licensed to transact business in 14 states. SSLIC's total revenues for the year ended December 31, 1997 were $11,695,756. SSLIC had a net income of $195,000 for fiscal 1997.

      As consideration for the purchase of the shares of Consolidare, the Company paid to the stockholders of Consolidare at closing an aggregate of $12,248,194. In order to pay the purchase consideration, the Company obtained $6,250,000 from bank financing, with the balance of $5,998,194 obtained from funds then currently held by the Company. In addition to the purchase consideration, the Company to cause SSLIC to pay, on the closing date, $1,050,000 to George Pihakis, the President and Chief Executive Officer of SSLIC prior to closing, as a lump sum settlement of the executive compensation agreement between SSLIC and Mr. Pihakis.

      Following the closing of the Acquisition Agreement, Consolidare was merged into SSLIC Holding Company, a Utah corporation and a newly formed wholly-owned subsidiary of Security National Life Insurance Company pursuant to the terms of the Agreement and Plan of Merger dated December 17, 1998 between Consolidare and SSLIC Holding Company, with the result that SSLIC Holding Company currently owns 57.4% of the outstanding shares of common stock of SSLIC. The Company intends to continue to operate SSLIC as a Florida domiciled insurance company.

ITEM 7.  Financial Statements.

      (a) It is impractical for the Company to provide audited financial statements of Consolidare at the time this report is required to be filed. The Company intends to file the required audited financial statements as soon as practicable but not later than 60 days after this report must be filed.

      (b) The Company intends to file the required pro forma financial information as soon as practicable but not later than 60 days after this report must be filed.

      (b)  Exhibits

            10.1.  Acquisition Agreement among Security National
Financial Corporation, Consolidare Enterprises, Inc. and certain shareholders of Consolidare (including related exhibits).*

            10.2.  Agreement and Plan of Merger between
Consolidare Enterprises, Inc. and SSLIC Holding Company.

            * Incorporated by reference from Report on Form 8-K, as filed on May 11, 1998.

                          SIGNATURES




      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SECURITY NATIONAL FINANCIAL CORPORATION
                                               (Registrant)



Date: January 4, 1999             By: /s/ Scott M. Quist
                                          Scott M. Quist
                                          First Vice President,
                                          General Counsel and Treasurer

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                         Exhibit Index

                  Current Report on Form 8-K

            SECURITY NATIONAL FINANCIAL CORPORATION


Exhibit No.

      10.1.  Acquisition Agreement among Security National
      Financial Corporation, Consolidare Enterprises, Inc. and certain shareholders of Consolidare (including related exhibits).*

      10.2.    Agreement and Plan of Merger between Consolidare
      Enterprises, Inc. and SSLIC Holding Company.

      * Incorporated by reference from Report on Form 8-K, as filed on May 11, 1998.

                 AGREEMENT AND PLAN OF MERGER

      Agreement and Plan of Merger, dated December ___, 1998, by and between CONSOLIDARE ENTERPRISES, INC., a Florida corporation
("CEI"), and SSLIC HOLDING COMPANY, a Utah corporation ("SHC", and together with CEI, the "Constituent Corporations").

                           RECITALS

      WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of each of the Constituent Corporations and their respective shareholders that a merger of the Constituent Corporations (the "Merger") be consummated in accordance with the laws of the States of Utah and Florida, upon the terms and subject to the conditions set forth in this Agreement and Plan of Merger, and have, by appropriate resolutions duly authorized, approved, and adopted this Agreement and Plan of Merger and directed that it be submitted to their respective shareholders for adoption.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions herein contained, the parties agree as follows:
       1.  Issued and Outstanding Stock.
            (a) As of the date hereof, authorized capital stock of CEI consists of 5,850,000 shares of Common Stock, par value $0.25 per share (the "CEI Common Stock"), of which 3,376,596 shares are issued and outstanding.

            (b) As of the date hereof, the authorize capital share of SHC consists of 50,000 shares of Common Stock, par value
$0.0015 per share (the "SHC Common Stock"), of which 10,000 shares are issued and outstanding.

       2. Merger. SHC shall be merged with and into CEI, which shall be the surviving corporation of the Merger under its present name and which shall continue to be governed by the laws of the State of Florida. From and after the Effective Time (as herein defined) of the Merger, the corporate existence of CEI, with all its rights, privileges, and immunities, shall continue unaffected and unimpaired by the Merger. The corporate existence of SHC, with all its rights, privileges, and immunities, shall be merged into CEI and CEI shall, as the surviving corporation, be fully vested therewith in accordance with the applicable law of the States of Utah and Florida. The separate existence and corporate organization of SHC shall cease upon the Effective Time of the Merger.

         No liability or obligation due or to become due, claim, or demand for any cause existing against the Constituent
Corporations, or any shareholder, officer, or director thereof, shall be released or impaired by the Merger. No action or proceeding, whether civil or criminal, then pending by or against the Constituent Corporations, or any shareholder, officer, or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled, or comprised as if the Merger had not occurred, or CEI, as the surviving corporation, may be substituted in such action or special proceeding in place of SHC.

       3.   Effective Time.   The Merger shall become effective
(the "Effective Time") at the subsequent time specified in the Articles of Merger filed with the Department of State of the State of Florida or, if no time subsequent to such filing is specified therein, upon the later of the time (i) at which Articles of Merger are filed with the Division of Corporations and Commercial Code of the State of Utah and (ii) at which Articles of Merger are filed with the Department of State of the State of Florida.

       4. Certificate of Incorporation and By-Laws. The Articles of Incorporation of CEI as in effect immediately prior to the Effective Time shall thereafter continue to be CEI's Articles of Incorporation until amended as provided by law, and the bylaws of CEI as in effect immediately prior to the Effective Time shall thereafter continue to be CEI's bylaws until amended as provided in such bylaws or by law.

       5.   Conversion of Shares.  At the Effective Time:

      (a) The holders of shares of CEI Common Stock then issued and outstanding (other than such shares owned by SHC, held in the treasury of CEI, or owned by persons who have perfected their rights as dissenting shareholders under Section 607.1301 et seq. of the Florida Statutes (the "Appraisal Statute") and the Converting Debentureholders, as defined in the Acquisition Agreement, dated as of April 24, 1998, by and among Security National Financial Corporation ("SNFC"), CEI and certain Shareholders of CEI who have executed Annex I thereto (the "Acquisition Agreement") shall, by virtue of the Merger, be entitled to receive, and as soon as practicable after the Effective Time upon surrender of a certificate or certificates representing such shares of CEI Common Stock held by such holders and CEI Convertible Debentures held by such Converting Debentureholders to the Disbursing Agent to be appointed by SNFC pursuant to the Acquisition Agreement, shall be paid the amounts set forth in Section 2.2 of the Acquisition Agreement at the times provided therein, without interest thereon (except as provided therein), and all such shares and such Convertible Debentures, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled, and each certificate representing such shares and each such debenture shall thereafter and until so surrendered be deemed to represent for all corporate purposes only the right to receive the cash amount set forth in such Section 2.2. The payment is to be made to a person other than the registered holder of the certificate or debenture surrendered, it shall be a condition of such payment that the certificate or debenture so surrendered shall be properly endorsed or otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by the payment to a person other than the registered holder of the certificate or debenture surrendered or establish to the satisfaction of the Disbursing Agent that such tax has been paid or is not applicable.

      (b) Each share of the SHC issued Common Stock at the Effective Time shall, by virtue of the Merger and without any action on the part of SHC or CEI, be converted into one share of common stock of CEI.

       6. Appraisal Rights. If any holder of shares of CEI Common Stock shall properly perfect such holder's appraisal rights in accordance with the Appraisal Statute (any such shareholder being hereinafter called a "Dissenting Shareholder"), then such Dissenting Shareholder shall receive such payment from CEI (but only after the value of such shares shall have been agreed upon or finally determined pursuant to the provisions of the Appraisal Statute). Anything contained in this Section 7 to the contrary notwithstanding, if a Dissenting Shareholder shall have failed to perfect or shall have lost his right of appraisal, such Dissenting Shareholder shall have failed to perfect or shall have lost his right of appraisal, such Dissenting Shareholder shall be entitled to be paid the amount to which such Dissenting Shareholder would have been entitled under this Agreement had such shareholder not perfected such rights.

       7. Effects of Merger. At the Effective Time, all the rights, privileges, immunities, powers, and purposes and all the property, real and personal, including subscriptions for shares, causes of action, and every other asset of SHC shall be vested in CEI, as the surviving corporation, without further act or deed. CEI, as the surviving corporation, shall assume and be liable for all the liabilities and obligations of the Constituent Corporations.

       8. Instructions for Surrender of Certificates. Promptly after the Effective Time, there shall be mailed to each holder of record of an outstanding certificate which prior thereto represented shares of CEI Common Stock and to each Converting Debentureholder a form of letter of transmittal and/or instructions for use in effecting the surrender of such certificate or debenture for payment therefor as provided in
Section 5(a) of this Agreement and Plan of Merger.

       9. Further Actions. From time to time, as and when requested by CEI, as the surviving corporation, or by its successors or assigns, the proper directors and officers of the Constituent Corporations last in office shall execute and deliver or cause to be executed and delivered all such other instruments, and shall take or cause to be taken all such further or other actions, as CEI, a the surviving corporation, or its successors or assigns, may deem necessary or desirable in order to vet in and confirm to CEI, as the surviving corporation and its successors and assigns, title to and possession of all the rights, privileges, immunities, powers, and purposes of SHC, and all property, real and personal, of SHC, and otherwise to carry out the intent and purposes of this Agreement and Plan of Merger.

       10. Amendments. Subject to applicable law, at any time before or after approval and adoption by the shareholders of CEI prior to the Effective Time, this Agreement and Plan of Merger may be amended or supplemented by additional agreements, articles, or certificates as may be determined in the judgment of the respective boards of directors of CEI and SHC to be necessary, desirable, or expedient to further the purposes of this Agreement and Plan of Merger, to clarify the intention of the parties hereto, to add to or to modify the covenants, terms, or conditions contained herein or to effectuate or to facilitate any governmental approval of the Merger or this Agreement and Plan of Merger, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be signed by its duly authorized officer, all as of the date first above written.

                  CONSOLIDARE ENTERPRISES, INC.

                  By:_____________________________________

                  SSLIC HOLDING COMPANY

                  By:_____________________________________